UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2024
INNOVAGE HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40159	81-0710819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO		80230
(Address of principal executive offices)		(Zip Code)
(844) 803-8745
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INNV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

On October 30, 2024, the Board of Directors (the “Board”) of InnovAge Holding Corp. (the “Company”) appointed Michael Scarbrough as President and Chief Operating Officer of the Company, effective as of November 4, 2024 (the “Transition Date”). Mr. Scarbrough will replace Christine Bent, who departed from the role of the Company’s Chief Operating Officer on October 31, effective as of the Transition Date. Ms. Bent will remain employed by the Company as a Senior Advisor to support the transition through December 31, 2024, or such earlier date if Ms. Bent resigns for any reason or if the Company terminates her employment for Cause (as defined in her employment agreement) (such date, the “Separation Date”). Additionally, effective as of the Transition Date, Mr. Patrick Blair, the Company’s President and Chief Executive Officer, will cease to serve as the President of the Company and will continue serving as the Company’s Chief Executive Officer, maintaining all of the powers and duties as are usual and customary to such position. To reflect such change, Mr. Blair’s employment agreement was amended, effective as of the Transition Date (the “Amendment”).

Appointment of President and Chief Operations Officer

Mr. Scarbrough, age 53, was most recently Chief Executive Officer of Optum at Home (“OptumHome”), a division of Optum Health, a healthcare company providing at-home health services to government-sponsored and commercial health payers across the country, from 2022 to November 2023. Prior to joining OptumHome, Mr. Scarbrough worked as President and Chief Executive Officer in 2022 and as President and Chief Operating Officer from 2018 to 2021 of Prospero Health, a home-based medical care company, of which he was a co-founder. From 2012 to 2016, Mr. Scarbrough was Senior Vice President for Medicaid Development & Specialty at Anthem, a health insurance provider.

In connection with his appointment as the Company’s President and Chief Operations Officer, Mr. Scarbrough and Total Community Options, Inc., a wholly-owned subsidiary of the Company, have entered into an employment agreement, effective as of the Transition Date (the “Employment Agreement”), pursuant to which Mr. Scarbrough will (i) receive an annual base salary of $485,000, and (ii) be eligible to earn an annual cash bonus with a target equal to 75% of Mr. Scarbrough’s annual base salary.

The Employment Agreement provides that, upon a termination of Mr. Scarbrough’s employment by the Company without “cause” (and not due to his death or “disability”) or by Mr. Scarbrough for “good reason,” each as defined therein, subject to Mr. Scarbrough’s execution, delivery and non-revocation of a general release of claims in favor of the Company and its affiliates, Mr. Scarbrough will be entitled to the following severance benefits, in addition to payment of any base salary earned but not paid, pay in lieu of accrued but unused paid-time-off, reimbursement of any unreimbursed business expenses, and payment of any annual bonus earned but not yet paid in respect of the fiscal year completed immediately prior to the date of termination. Such severance benefits will consist of (i) 12 months of continued base salary payments, (ii) an amount equal to Mr. Scarbrough’s target annual bonus, payable in equal installments over the 12-month post-termination period, and (iii) continued healthcare coverage under the Company’s plan, at the Company’s cost, for 12 months post-termination (unless Mr. Scarbrough becomes employed by another employer and is eligible for coverage under such employer’s group health care plans). The Employment Agreement also provides that Mr. Scarbrough will be eligible to participate in the TCO Group Holdings, L.P. Management Incentive Plan and eligible to receive an award of Class B Units (as defined below), as further described below. The Employment Agreement also contains perpetual confidentiality and mutual non-disparagement covenants, as well as non-competition and non-solicitation covenants that apply during employment and for 12 months thereafter.

In addition, pursuant to the Class B Unit Award Agreement, effective as of the Transition Date (the “Class B Unit Award Agreement”), entered into by and between Mr. Scarbrough and TCO Group Holdings, L.P., the Company’s largest shareholder (“TCO Group Holdings”), Mr. Scarbrough will receive a grant of 1,000,000 Class B Units of TCO Group Holdings (the “Class B Units”). 50% of the Class B Units are subject to time-based vesting, vesting annually in substantially equal installments over four years on the first four anniversaries of the applicable vesting commencement date. The remaining 50% of the Class B Units are subject to performance-based vesting, and will vest as to (i) one-third if, upon the consummation of a Change of Control (as defined below), Ignite Aggregator LP, the vehicle through which Apax Partners holds its investment in TCO Group Holdings (the “Apax Investor”), achieves a multiple on invested capital (as calculated pursuant to the Second Amended and Restated Limited Partnership Agreement of TCO Group Holdings) (“MOIC”) equal to two times (2.0x); and (ii) 100% vesting, if, upon the consummation of a Change of Control, the Apax Investor achieves a MOIC equal to at least two and one-half times (2.5x), in each case, subject to continued employment through the date of such Change of Control. None of the performance-based Class B Units will vest if the Apax Investor achieves a MOIC less than 2.0x as of a Change of Control.

The time-based Class B Units are subject to (A) pro-rata vesting upon a termination without “cause,” due to death or disability or for “good reason” (each as defined in the Employment Agreement) that occurs prior to the one-year anniversary of the vesting commencement date, and (B) 100% acceleration upon a Change of Control, subject to continued service on such date. The performance-based Class B Units will remain eligible to vest following a termination without “cause,” due to death or disability or for “good reason” (in each case pursuant to the terms of the Employment Agreement) that occurs within the 120th-day period preceding the execution of a definitive agreement that ultimately results in a Change of Control.

Change of Control is defined as (a) the sale of all or substantially all of the assets (including shares of common stock of the Company) of TCO Group Holdings and its subsidiaries on a consolidated basis to unaffiliated parties, (b) a merger, reorganization, consolidation or other similar corporate transaction of TCO Group Holdings as a result of which, unaffiliated parties beneficially own a majority of the outstanding voting securities, and rights to the majority of the residual economic interests in the common equity, of a successor entity, or (c) the acquisition of a majority of the outstanding voting securities, and rights to the majority of the residual economic interests in the common equity, of TCO Group Holdings by unaffiliated parties.

There are no arrangements or understandings between Mr. Scarbrough and any other person pursuant to which Mr. Scarbrough was appointed as President and Chief Operations Officer of the Company. Mr. Scarbrough does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Scarbrough and the Company.

Transition and Separation Agreement

In connection with her transition and separation of employment, Ms. Bent and Total Community Options, Inc. entered into a Transition and Separation Agreement, dated as of the Transition Date (the “Separation Agreement”), pursuant to which Ms. Bent will cease to serve as the Company’s Chief Operations Officer effective as of the Transition Date. In addition, the Separation Agreement provides that during the period beginning on the Transition Date and ending on the Separation Date (such period, the “Transition Period”), Ms. Bent will remain employed by the Company as a Senior Advisor to support the transition. During the Transition Period, Ms. Bent will continue to receive her base salary at the rate in effect as of the Transition Date and will remain eligible to participate in the Company’s applicable employee benefit plans.

The Separation Agreement provides that, subject to Ms. Bent’s timely execution, re-execution and non-revocation of a general release of claims and her continued compliance with restrictive covenants, Ms. Bent will receive the following separation benefits: (i) a cash payment equal to $100,000, payable in a lump sum within sixty days following the re-execution effective date of the release; (ii) subject to her timely election of continuation coverage pursuant to COBRA, the Company will pay for her COBRA premiums for six months following the Separation Date, unless she becomes employed by another company; and (iii) 28,860 of the time-based restricted stock units (“RSUs”) granted to Ms. Bent pursuant to that certain Restricted Stock Unit Notice and Agreement, dated as of June 4, 2024 (the “June 2024 RSU Agreement”), will remain outstanding and will fully vest on June 4, 2025, and the remaining 57,721 RSUs granted pursuant to the June 2024 RSU Agreement will be automatically and immediately forfeited as of the Separation Date. All of Ms. Bent’s outstanding equity awards (excluding the RSUs granted pursuant to the June 2024 RSU Agreement) will be treated in accordance with the applicable award agreement.

The foregoing descriptions of the Employment Agreement, the Class B Unit Award Agreement, the Separation Agreement, and the Amendment are not complete and are qualified by reference to the full text and terms of such documents, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report and incorporated herein by reference.

Item 7.01.    Regulation FD Disclosures.

A copy of a press release announcing the transition described above is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit	Description

10.1	Employment Agreement, dated as of October 31, 2024, by and between Total Community Options, Inc. and Michael Scarbrough.
10.2	Class B Unit Award Agreement, effective November 4, 2024, by and between TCO Group Holdings, L.P. and Michael Scarbrough.
10.3	Transition and Separation Agreement, dated as of October 31, 2024, by and between Total Community Options, Inc. and Christine Bent.
10.4	Amended Employment Agreement, dated as of October 31, 2024, by and between Total Community Options, Inc. and Patrick Blair.
99.1	Press Release of InnovAge Holding Corp., dated November 4, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVAGE HOLDING CORP.

Date: November 4, 2024	By:	/s/ Benjamin C. Adams
	Name:	Benjamin C. Adams
	Title:	Chief Financial Officer